Exhibit 3 (oo)
IDB AERONAUTICAL COMMUNICATIONS, INC.
BYLAWS
ARTICLE I
OFFICES
     Section 1. Registered Office. The registered office of the corporation in the State of Delaware shall be located in the city of Wilmington, County of New Castle, State of Delaware, The resident agent in charge of such registered office is Corporation Trust Company.
     Section 2. Other Offices. The corporation may also have offices outside the State of Delaware and within or without the United States of America, at such places as shall be determined from time to time by resolution of the stockholders or of the Board of Directors.
ARTICLE II
MEETINGS OF STOCKHOLDERS
     Section 1. Annual Meeting. The Annual Meeting of the stockholders of the corporation to elect a Board of Directors and transact such other business as may be properly brought before the meeting, shall be held at such time and place, within or without the State of Delaware, and on a date not more than one hundred and twenty (120) days following the corporation’s fiscal year end, as determined by the Board of Directors.
     Section 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute, may be held on the call of the Board of Directors or the President at such time and place, within or without the State of Delaware, as may be stated in the call. Special meetings shall also be called by the Secretary at the

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meeting of the stockholders, the majority of the stockholders present in person or by proxy and entitled to vote thereat, shall have power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present or represented. At such adjourned meeting at which the requisite amount of voting stock shall be present or represented, any business may be transacted which might have been transacted at the original meeting. Except as specified in the Certificate of Incorporation or otherwise by law, an affirmative vote of a majority of the shares, or, in the case where a separate vote by a class or classes is required, an affirmative vote of a majority of the shares of such class or classes, represented in person or by proxy at the meeting and entitled to vote shall be the act of the stockholders.
     Section 6. Number of Votes. The number of shares which a stockholder shall be entitled to vote at a stockholder’s meeting shall be the number of shares of stock standing in his name on the books of the corporation on the date of the meeting unless a different date shall have been fixed by the Board of Directors as the record date for such meeting and in such event, the stockholder shall be entitled to vote the number of shares standing in his name on the books of the corporation on such record date. Except as otherwise provided in the Certificate of Incorporation, for all purposes each stockholder shall be entitled to one vote for every share of stock standing in his name on the books of the corporation on the date upon which his right to vote thereon is determined as provided in these By Laws.
      Section 7. Written Consents. To the extent and in the manner permitted by the Delaware General Corporation Law, any action required to be taken or which may be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
ARTICLE III
DIRECTORS
      Section 1. Board of Directors. The property and business of the corporation shall be managed by its Board of

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     Section 6. Quorum and Vote. At all meetings of the Board, a majority of the total authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the total authorized number directors (without regard to the number of directors actually present at the meeting) shall be the act of the Board of Directors, except as may be otherwise specifically provided by these bylaws or otherwise by law. If at any meeting of the Board of Directors at which a quorum is present, the votes of the directors present are divided equally for and against a question involving matters and/or mobile satellite voice and data communications services relating to or falling under that certain contract the (“SITA Contract”) dated May 30, 1989 among Teleglobe Canada Inc. (“Teleglobe”), OTC Limited, France Telecom and the Societe internationale da telecommunications aeronautiques (the “SITA Aeronautical Consortium”) or that certain contract (the “Teleglobe Contract”) between the corporation and Teleglobe (insofar as the Teleglobe Contract relates to Teleglobe’s performance of the SITA Contract) or affects directly or indirectly the provision of services by Teleglobe under the SITA Contract or otherwise affects Teleglobe’s or the corporation’s relationship with the SITA Aeronautical Consortium, then an existing director designated by the directors elected by the holders of the Series B Common Stock of the corporation, if any, shall be entitled to cast an additional vote on such matter. Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.
     Section 7. Vacancies. Vacancies resulting from the death, resignation or removal of a director prior to the expiration of his term, shall be filled by resolution duly adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of such class or classes of stock of the corporation which, voting as a separate class, elected the director whose death, resignation or removal created the vacancy.
     Section 8. Removal. A director may be removed with or without cause by resolution duly adopted by the affirmative vote of the holders of a majority of the issued and outstanding shares of such class or classes of stock of the corporation which, voting as a separate class, elected such director, at a special meeting of said stockholders, duly called and held for

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meeting of stockholders and until their successors are elected and have qualified.
     Section 3. Other Officers. The Board of Directors may appoint such other officers and agents as it may deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board
     Section 4. Removal. Any officer elected or appointed by the Board of Directors may be removed at any time, with or without cause, by the Board of Directors.
     Section 5. The President. The President shall be the chief executive officer of the corporation and shall have full power to manage and control all the business, affairs and property of the corporation subject to instruction of the Board of Directors. All other officers of the corporation shall be under the direction and control of the President. The President shall preside at all meetings of stockholders and in the absence of the Chairman of the Board (if there be any) he shall preside at all meetings of the Board of Directors. He shall vote, in the name of the corporation, stock or securities in other corporations or associations held by the corporation, unless another officer is designated by the Board of Directors for the purpose. He shall be an ex officio member of and shall, from time to time, report to the Board of Directors all matters within his knowledge which the interest of the corporation may require to be brought to their notice.
     Section 6. The Vice Presidents. The Vice Presidents, if any be chosen, shall perform such functions as the Board of Directors or the President may from time to time designate. In the absence or inability of the President to act, one of the Vice Presidents, designated by the Board of Directors, shall perform the duties of the President.
     Section 7. The Treasurer. The Treasurer shall be the chief financial officer of the corporation and shall have the custody of the corporation funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all monies, and other valuable effects, in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation subject to the control of the Board of Directors and shall render to the President and the Board of Directors, at the regular meetings of the Board, or whenever they may require it, an account of his transactions

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successors, who shall hold office for the unexpired term in respect of which such vacancy occurred.
ARTICLE V
CERTIFICATES OF STOCK
     Section 1. Form. The certificates of stock of the corporation shall be in such form and forms not inconsistent with the Certificate of Incorporation, as the Board of Directors shall approve. They shall be numbered, and shall be entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the President or a Vice President and by the Treasurer or the secretary, provided, however, that if any such certificate is countersigned (1) by a transfer agent other than the corporation or its employee, or (2) by a registrar other than the corporation or its employee, any other signature on the certificate may be facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on any such certificate of certificates, shall cease to be such officer or officers of the corporation, before such certificate or certificates shall have been issued, such certificate or certificates may nevertheless be issued and delivered with the same effect as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the corporation.
     If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise permitted by the Delaware General corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

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     Section 5. Record Holder. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.
     Section 6. Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or to give a bond in such sum as the Board of Directors nay direct indemnifying the corporation, any transfer agent and any registrar against any claim that may be made against them or any of them with respect to the certificate alleged to have been lost or destroyed.
ARTICLE VI
GENERAL PROVISIONS
     Section 1. Corporate Seal. The corporate seal shall be circular in form and shall have inscribed thereon the name of the corporation, the year of its organization, and the word “Delaware”.
     Section 2. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.
     Section 3. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.
     Section 4. Inspection by Stockholders. The directors shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be

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Amended and Restated Bylaws
of
STRATOS MOBILE NETWORKS, INC.

Incorporated under the Laws of the
State of Delaware

Adopted as of October 10, 2003

- ii -

PAGE
Section 5. Loans	13
Section 6. Checks, Etc.	14
Section 7. Fiscal Year	14
Section 8. Rules of Interpretation	14

ARTICLE VIII

AMENDMENTS	14

- iii -

AMENDED AND RESTATED BYLAWS
OF
STRATOS MOBILE NETWORKS, INC.
(a Delaware corporation)

ARTICLE I
OFFICES
          Section 1. Registered Office. The registered office of Stratos Mobile Networks, Inc. (the “Corporation”) in the State of Delaware shall be located at 2711 Centerville Road, Suite 400 in the City of Wilmington, County of New Castle, Delaware 19808.
          Section 2. Other Offices. The Corporation may establish or discontinue, from time to time, such other offices within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.
ARTICLE II
MEETINGS OF STOCKHOLDERS
          Section 1. Place of Meetings. Meetings of stockholders shall be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting.
          Section 2. Annual Meeting. Unless Directors are elected by written consent in lieu of an annual meeting as permitted under Delaware General Corporation Law, annual meetings of stockholders shall be held for the election of Directors on such date, at such time and at such place as may be designated by the Board of Directors. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and may transact such other proper business as may come before the meeting.
          Section 3. Special Meetings. At any time in the interval between annual meetings, special meetings of the stockholders for any purpose or purposes may be called at any time by the Chairman of the Board of Directors (if any), the President or by order of the Board of Directors, and shall be called by the President or Secretary at the written request of stockholders holding of record at least 25% of the outstanding shares of capital stock of the Corporation entitled to vote at such meeting. Any such written request shall state the purpose or purposes for which such meeting is to be called. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting.
           Section 4. Notice of Meetings. Except as otherwise provided by law, not less than ten nor more than sixty days before the date of every stockholders’ meeting, the Secretary shall give to each stockholder entitled to vote at such meeting written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notice shall not be required to be given to any stockholder who shall waive such notice in writing or by electronic transmission, whether before or after such meeting, or who shall attend such meeting in person or by proxy unless such attendance is for the express purpose of objecting, at the beginning of such meeting, to the transaction of any business because the meeting is not lawfully called or convened.
           Section 5. List of Stockholders. The Secretary, or such other officer of the Corporation who shall have charge of the stock ledger of the Corporation, shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten days prior to the meeting, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be kept and produced at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote in person or by proxy at such meeting of stockholders.
           Section 6. Quorum. At any meeting of the stockholders, the holders of a majority of the votes represented by the issued and outstanding capital stock of the Corporation entitled to be cast at such meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

           Section 7. Voting. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock of the Corporation held by such stockholder; provided, however, that shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held by the Corporation, shall neither be entitled to vote nor counted for quorum purposes. Nothing in this Section shall be construed as limiting the right of the Corporation to vote its own stock held by it in a fiduciary capacity.
           A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by law, by the Certificate of Incorporation, or by these Bylaws. Unless demanded by a stockholder of the Corporation present in person or by proxy at any meeting of the stockholders and entitled to vote at such meeting or so directed by the chairman of the meeting or required by law, the vote at such meeting on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or in his name by his proxy, if there be such proxy, and shall state the number of shares voted by him and the number of votes to which each share is entitled.
           Section 8. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. A proxy acting for any stockholder shall be duly appointed by an instrument in writing, or other means of electronic transmission, subscribed by such stockholder. No proxy shall be valid after the expiration of three years from the date thereof unless the proxy provides for a longer period.
           Section 9. Action Without a Meeting. Any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation at its registered office, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings and stockholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for purposes of this Section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder, or by a person authorized to act for the stockholder or proxyholder, and (b) the date on which such stockholder or proxyholder or authorized person transmitted such telegram, cablegram or other electronic transmission The date on which such telegram, cablegram or other electronic transmission is transmitted shall be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation in the manner required by Delaware General Corporation Law or in such other manner as approved by the Board of Directors. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.
          Section 10. Effectiveness of Notices Given by Electronic Transmission. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given under Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (a) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (b) such inability becomes known to the Secretary or an Assistant Secretary or such other person responsible for the giving of notice.
ARTICLE III
BOARD OF DIRECTORS
          Section 1. Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors.
          Section 2. Election and Term. Except as otherwise provided by law, Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify, or until they sooner die, resign or are removed. At each annual meeting of stockholders, at which a quorum is present, the persons receiving a plurality of the votes cast shall be the Directors.
          Section 3. Number. The number of Directors shall be such number as shall be determined from time to time by the Board of Directors, but shall not be less than one nor more than seven.
          Section 4. Quorum and Manner of Acting. Unless otherwise provided by law, the presence of a majority of the Directors then in office shall constitute a quorum for the transaction of business and the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. In the absence of a quorum, a majority of the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. The Board of Directors may hold meetings, both regular and special, at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine.

           Section 5. Organization Meeting. The first meeting of each newly elected Board of Directors may be held immediately after each annual meeting of stockholders for the election of Directors. The Board of Directors may meet at the place of the annual meeting of stockholders for the purpose of organization, the election of officers and the transaction of other business. Notice of such meeting need not be given.
           Section 6. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors.
           Section 7. Special Meetings Notice. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, if any, the President, on the written request of any Director, or by the Secretary. Special meetings may be held at such place or places within or without the State of Delaware and on such notice (if any) as may be designated from time to time by the Board of Directors.
           Section 8. Removal of Directors. Any Director or the entire Board of Directors may be removed, with or without cause, at any time, by action of the holders of record of the majority of votes represented by the issued and outstanding stock of the Corporation entitled to vote for the election of such Director(s): (a) present in person or represented by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II.
           Section 9. Resignations. Any Director of the Corporation may resign at any time upon notice given in writing or by electronic transmission to the Chairman of the Board, if any, the President, a Vice President, if any, or the Secretary of the Corporation. The resignation of any Director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
           Section 10. Vacancies. Except as otherwise provided in the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, any newly created directorships and vacancies occurring in the Board of Directors by reason of death, resignation, retirement, disqualification or removal, with or without cause, may be filled by the action of a majority of the Directors, then in office. The Director so chosen, whether selected to fill a vacancy or elected to a new directorship, shall hold office until the next meeting of stockholders at which the election of Directors is in the regular order of business, and until his successor has been elected and qualifies, or until he sooner dies, resigns or is removed.
           Section 11. Compensation of Directors. The Directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fee for attendance at each meeting of the Board of Directors or a stated fee as a Director. No such payment shall preclude any Director from serving the Corporation or any parent or subsidiary corporation thereof in any other capacity and receiving compensation therefor.

           Section 12. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
           Section 13. Telephonic Participation in Meetings. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.
           Section 14. Executive Committee. The Board of Directors may select an executive committee from among its members. In all cases in which specific directions shall not have been given by the Board of Directors, the executive committee shall have and may exercise all of the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation whenever the Board of Directors is not in session. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at the time of such action and had not theretofore given specific directions with respect to the matters concerning which the executive committee took action, unless actual notice to the contrary shall have been given. The Board of Directors may delegate to the executive committee any or all of the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation and may from time to time extend, so far as may be permitted by law, modify, curtail or restrict the powers so delegated.
           Section 15. Manner of Acting by Executive Committee. The executive committee may meet at stated times or on notice given personally to all by any one of their own number. The executive committee may fix its own rules or procedures and meet at such times and at such place or places as may be provided by such rules or by resolution of the executive committee or of the Board of Directors. At every meeting of the executive committee the presence of a majority of all the members shall be necessary to constitute a quorum and the affirmative vote of a majority of all the members present shall be necessary for the adoption by it of any resolution.
           Section 16. Other Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board of Directors, designate one or more other committees which, to the extent provided in said resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors, so far as may be permitted by law, in the management of the business and affairs of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. In the absence or disqualification of any member of any committee of the Board of Directors, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint a member of the Board of Directors to act in the place of such absent or disqualified member.
ARTICLE IV
OFFICERS
           Section 1. Principal Officers. The Board of Directors shall elect a President, a Secretary and a Treasurer, and may in addition elect a Chairman of the Board, one or more Vice Presidents and such other officers as it deems fit; the President, the Secretary, the Treasurer, the Chairman of the Board, if any, and the Vice Presidents, if any, being the principal officers of the Corporation. One person may hold, and perform the duties of, any two or more of said offices.
           Section 2. Election and Term of Office. The principal officers of the Corporation shall be elected annually by the Board of Directors at the first meeting after each annual meeting of the stockholders. Each such officer shall hold office until his successor shall have been elected and shall qualify, or until his earlier death, resignation or removal.
           Section 3. Other Officers. In addition, the Board of Directors may elect, or the Chairman of the Board, if any, or the President may appoint, such other officers as they deem fit. Any such other officers chosen by the Board of Directors shall be subordinate officers and shall hold office for such period, have such authority and perform such duties as the Board of Directors, the Chairman of the Board, if any, or the President may from time to time determine.
           Section 4. Removal. Any officer elected or appointed by the Board of Directors may be removed, either with or without cause, by the affirmative vote of a majority of the whole Board of Directors.
           Section 5. Resignations. Any officer may resign at any time by giving written notice to the Chairman of the Board, if any, the President, the Secretary or the Board of Directors. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
           Section 6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term in the manner prescribed in these Bylaws for election or appointment to such office for such term.
           Section 7. Chairman of the Board. The Chairman of the Board of Directors, if one be elected, shall preside, if present, at all meetings of the Board of Directors and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.
           Section 8. President. The President shall be the chief executive officer of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of president of a corporation. He shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he shall execute bonds, mortgages, and other contracts on behalf of the Corporation. The President shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary, any Assistant Secretary or the Treasurer. The President shall have such other rights, duties and powers as from time to time shall be assigned to him by the Board of Directors.
           Section 9. Vice President. The Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall have such other powers and shall perform such other duties as from time to time shall be assigned to him by the Board of Directors.
           Section 10. Treasurer. Except as the Board of Directors may otherwise determine, the Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation in accordance with the annual budget for the Corporation approved by the Board of Directors or as otherwise may be approved by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation; in general, he shall perform all the duties incident to the office of Treasurer and shall have such other rights, duties and powers as from time to time may be assigned to him by the Board of Directors or the President. If required by the Board of Directors, the Treasurer shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.
          The Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
           Section 11. Secretary. Except as the Board of Directors may otherwise determine, the Secretary shall attend all meetings of the Board of Directors and of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; he shall have charge of the stock records of the Corporation; he shall see that all reports, statements and other documents required by law are properly kept and filed; he shall have charge of the seal of the Corporation and have authority to affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of an Assistant Secretary, which may be in facsimile; and in general he shall perform all the duties incident to the office of Secretary and shall have such other rights, duties and powers as from time to time may be assigned to him by the President or the Board of Directors.
          The Assistant Secretary (or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.
          Section 12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors, and the salaries of any other officers may be fixed by the President.
ARTICLE V
INDEMNIFICATION OF OFFICERS AND DIRECTORS
          Section 1. Right to Indemnification. (a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 3 of this Article with respect to proceedings to enforce rights to indemnification, the Corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.
           (b) The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.
           Section 2. Right to Advancement of Expenses. The right to indemnification conferred in Section 1 of this Article shall include the right to be paid by the Corporation the expenses (including reasonable attorneys’ fees) incurred by the indemnitee in connection with any proceeding for which such right to indemnification is applicable in advance of its final disposition; provided, however, that the Corporation shall have first received an undertaking by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee shall not be entitled to be indemnified by the Corporation.
           Section 3. Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this Article shall be contract rights. If a claim under Sections 1 and 2 of this Article is not paid in full by the Corporation within sixty days after a written claim therefor has been received by the Corporation, except in case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In: (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense of the Corporation that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper under the circumstances because the indemnitee has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise, shall be on the Corporation.

           Section 4. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation’s Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
           Section 5. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.
           Section 6. Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses, to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to indemnification and advancement of expenses of Directors and officers of the Corporation.
           Section 7. Repeals and Modifications. Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.
ARTICLE VI
SHARES AND THEIR TRANSFER
           Section 1. Certificate for Stock. Every stockholder of the Corporation shall be entitled to a certificate or certificates, to be in such form as the Board of Directors shall prescribe, certifying the number and kind and class of shares of the capital stock of the Corporation owned by him. No certificate shall be issued for partly paid shares.
           Section 2. Stock Certificate Signature. The certificates for such stock shall be numbered in the order in which they shall be issued and shall be signed by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation and its seal shall be affixed thereto. The signatures of such officers of the Corporation may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer of the Corporation who has signed, or whose facsimile signature has been placed upon, any such certificate shall have ceased to be such officer before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he were such officer at the date of issue. All certificates representing stock which is restricted or limited as to its transferability or voting powers or which is preferred or limited as to its dividends, or as to its share of the assets upon liquidation, or is redeemable, shall have a statement of such restriction, limitation, preference or redemption provision, or a summary thereof, plainly stated on the certificate.
           Section 3. Stock Ledger. A record shall be kept by the Secretary or by any other officer, employee or agent designated by the Board of Directors of the name of each person, firm or corporation holding capital stock of the Corporation, the number of shares represented by, and the respective dates of, each certificate for such capital stock, and in case of cancellation of any such certificate, the respective dates of cancellation.
           Section 4. Cancellation. Every certificate surrendered to the Corporation for exchange or registration of transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, except, subject to Section 7 of this Article VI, in cases provided for by applicable law.
           Section 5. Registrations of Transfers of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and for all other purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.
           Section 6. Regulations. The Board of Directors may make such rules and regulations as it may deem expedient, not inconsistent with the Certificate of Incorporation or these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation It may appoint, or authorize any principal officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates of stock to bear the signature or signatures of any of them.
          Section 7 .. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

           Section 8. Record Pates. The Board of Directors may fix, in advance, a date as a record date for the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action. Such record date shall not be more than sixty or less than ten days before the date of such meeting, or more than sixty days prior to any other action.
ARTICLE VII
MISCELLANEOUS PROVISIONS
           Section 1. Corporate Seal. The Board of Directors shall provide a corporate seal, which shall be in the form of a circle and shall bear the name of the Corporation and words and figures showing that it was incorporated in the State of Delaware in the year 1990. The Secretary shall be the custodian of the seal. The Board of Directors may authorize a duplicate seal to be kept and used by any other officer.
           Section 2. Voting of Stocks Owned by the Corporation. The Board of Directors may authorize any person on behalf of the Corporation to attend, vote and grant proxies to be used at any meeting of stockholders of any corporation (except the Corporation) in which the Corporation may hold stock.
           Section 3. Dividends. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of the Corporation’s capital stock, subject to the provisions of law and of the Certificate of Incorporation. Before declaring any dividend, there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.
           Section 4. Execution of Contracts. The Board of Directors may authorize any officer or officers or other person or persons to enter into any contracts or execute and deliver any instrument in the name and on behalf of the Corporation, and such authority may be general or confined to specific instances. If and to the extent authorized by the Board of Directors, the power to enter into contracts and execute and deliver instruments may be delegated by any such officer or officers or person or persons.
           Section 5. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, except by such officer or officers or other person or persons as may be designated by the Board of Directors from time to time. If and to the extent authorized by the Board of Directors, the power to contract loans or issue negotiable papers may be delegated by any such officer or officers or person or persons.
           Section 6. Checks Etc. All checks, drafts, bills of exchange, and other orders for the payment of money, notes, letters of credit, acceptances, bills of lading, warehouse receipts, insurance certificates, obligations, and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or other person or persons as the Board of Directors may from time to time designate, subject to any restrictions that the Board of Directors may, in its sole discretion, from time to time impose, and unless so authorized by the Board of Directors or by the provisions of these Bylaws, no officer or other person shall have any power or authority to sign any such instrument. If and to the extent authorized by the Board of Directors, the power to sign any such instruments may be delegated by any such officer or officers or person or persons.
           Section 7. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.
           Section 8. Rules of Interpretation. The use of the masculine or any other pronoun herein when referring to any party has been for convenience only and shall be deemed to refer to the particular party intended regardless of the actual gender of such party.
ARTICLE VIII
AMENDMENTS
           These Bylaws of the Corporation may be altered, amended or repealed by the majority of the Board of Directors or by the affirmative vote of the holders of record of a majority of the issued and outstanding stock of the Corporation: (a) present in person or by proxy at a meeting of holders of such stock and entitled to vote thereon or (b) by a consent in writing in the manner contemplated in Section 9 of Article II; provided, however, that notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting. Bylaws, whether made or altered by the stockholders or by the Board of Directors, shall be subject to alteration or repeal by the stockholders as in this Article VIII above provided.